Exhibit 99.1

CITY NATIONAL BANK OF FLORIDA PORTFOLIO ACCESS

SECURITIES-BASED LINE OF CREDIT, PROMISSORY NOTE, SECURITY, PLEDGE AND GUARANTY AGREEMENT

THIS SECURITIES BASED LINE OF CREDIT, PROMISSORY NOTE, SECURITY, PLEDGE AND GUARANTY AGREEMENT (as it may be amended, supplemented, or otherwise modified from time to time, this “Agreement”), is entered into by and between: (i) CITY NATIONAL BANK OF FLORIDA (the “Bank”); (ii) the Person or Persons identified as Borrower or Co-Borrower, Applicant or Co-Applicant (individually and collectively the “Borrower”) in the Loan Application (together with all counterpart signature pages, the “Application”) that becomes part of this Agreement upon approval of the Application by Bank; (iii) any Person identified in the Application as a Pledgor and/or Guarantor; and (iv) solely for purposes of Article V of this Agreement, the financial institution acting as Bank’s collateral agent (the “Securities Intermediary”) to serve as custodian of the securities pledged as collateral (the “Collateral”) by any Person identified in the Application as an “Applicant,” “Co-Applicant,” “Pledgor” or “Co-Pledgor,” including the Borrower and any Guarantor, to secure Borrower’s or Guarantor’s repayment of amounts due under credit extended by Bank to Borrower(s) pursuant to this Agreement. The Bank and each Borrower, Guarantor and Pledgor have executed this Agreement, or caused this Agreement to be duly executed for and on their behalf by their duly authorized persons. This Agreement (including the Application) establishes the terms and conditions that will govern the uncommitted revolving line of credit (the “Line of Credit”) established under this Agreement, as amended from time to time, made available by the Bank to the Borrower, subject to the Bank’s approval, in its sole discretion, of each Advance hereunder. This Agreement is executed by the Borrower, Pledgor and/or Guarantor in connection with the execution and delivery of the Application for the Line of Credit, but shall not be effective until approved by the Bank, in its sole discretion. The Bank shall notify the Borrower of the approval or denial of the Line of Credit and this Agreement shall become effective and dated as of the date upon which written notice is given by the Bank to the Borrower that the Line of Credit has been approved.

ARTICLE I

DEFINITIONS

The definitions of capitalized terms used in this Agreement are set forth below.

“ACH” means Automated Clearing House.

“Advance” means any extension of credit under the Line of Credit, which has been made at the Bank’s sole discretion.

“Advance Rate” means the amount of an Advance which may be made at any time in the Bank’s discretion. The Advance Rate will not be more than the sum of each type of then available Eligible Collateral times the respective Collateral Values of each such type of Eligible Collateral at the date of any Advance, provided that no Advance shall cause the Obligations under the Line of Credit to exceed the Collateral Requirement at the time of such Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock or other equity interests, by contract, or otherwise.

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“Anti-Money Laundering and OFAC Laws” means all anti-money laundering and know-your- customer laws, including the Bank Secrecy Act, the USA PATRIOT Act, all sanctions and sanctions-related matters administered or enforced, the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and all regulations promulgated thereunder, including those pursuant to Executive Orders or other laws or regulations, including applicable anti-money laundering sanctions, laws and regulations administered or enforced by any other applicable authority.

“Applicable Percentage” means the percentage specified from time to time by the Bank, in its sole discretion, for the purpose of calculating the Advance Rate for each type of Eligible Collateral permitted to secure the Line of Credit.

“Application” means the Application or Applications executed and delivered by the Borrower and any Pledgor or Guarantor seeking to induce the Bank to approve a Line of Credit.

“Bank” means the Bank identified in the preamble to this Agreement.

“Business Day” means any day which the Bank is open for the conduct of substantially all of its banking business at its principal office in Miami, Florida, and excluding any days it is required to be closed or that the New York Stock Exchange or the Nasdaq Markets are closed. Any determinations or changes hereunder by Bank, including Collateral Requirement, Credit Limit, Eligible Collateral and Applicable Percentage may be made at any time by the Bank, including before or after regular business or securities trading hours on Business Days.

“Collateral” has the meaning contained in Section 4.1.

“Collateral Value” means, on any day, the sum of the amounts obtained by multiplying the Applicable Percentage by the market value (as determined by the Bank in its sole discretion) of any or every item of Eligible Collateral.

“Collateral Requirement” means, at any time, including an intra-trading day determination, the minimum total Collateral Value required to be in a Pledged Account, as determined by the Bank.

“Control Agreement” means any securities account control agreement with respect to any Pledged Account.

“Credit Limit” means the maximum amount of Obligations that are permitted to be outstanding under the Line of Credit at any time, as determined by the Bank, in its sole discretion, in accordance with the provisions of Section 3.4.

“Default Interest Rate” means the Reference Rate plus 10% applicable each day following an Event of Default through the day that all Obligations under the Line of Credit have been irrevocably paid in full.

“Eligible Collateral” means securities or other readily marketable assets which are maintained in one or more Pledged Accounts to secure obligations hereunder, which the Borrower, and/or any Pledgor or Guarantor has pledged to secure all obligations under the Line of Credit, and which has an Advance Rate assigned by the Bank. The Bank has the right at any time and from time to time, in its sole discretion, without notice to any Loan Party or any other Person, to exclude securities or assets from Eligible Collateral.

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“Event of Default” means any of the following: (i) Borrower’s failure to make any payment of interest, principal, fees or charges in full when due; (ii) a Loan Party’s breach of any representation, warranty, or covenant in this Agreement; (iii) death or insolvency of a Loan Party; (iv) appointment of a receiver or conservator for a Loan Party or with respect to any part of the Borrower’s business or Collateral; (v) making of an assignment for the benefit of creditors by any Loan Party; (vi) commencement of a proceeding under any bankruptcy or insolvency laws by or against any Loan Party; (vii) any attempt by any third party, including any Governmental Agency, to take any of the Collateral, including by levy, and any assertion of a superior lien on any Collateral that is not contested in good faith by such Loan Party; (viii) Borrower Obligations exceed the Credit Limit and the Obligations are not reduced to an amount under the Credit Limit by the close of business on the [following] [same] Business Day; (ix) this Agreement or any of the Credit Documents cease to be in full force and effect at any time and for any reason; (x) Bank no longer has a first priority perfected security interest in the Collateral or its security interest in any of the Collateral shall become unperfected; (xi) any of the Collateral is sold or pledged to a Person other than Bank without Bank’s prior written consent; (xii) a Loan Party is indicted or threatened to be indicted under any criminal statute, or criminal or civil proceedings are commenced or threatened against a Loan Party, and the penalties or remedies sought or available include forfeiture of, or a priority lien on, any of the Collateral; or (xiii) Bank determines in good faith that there has been a Material Adverse Change.

“Governmental Authority” means any federal, state, local or foreign government, or other court body, commission, agency, authority or instrumentality, arbitral authority, regulatory or self-regulatory authority, mediator or tribunal.

“Guarantor” means a Person, other than a Borrower, who guaranties payment of the Obligations of a Loan Party pursuant to a Guaranty.

“Guaranty” means the guaranty agreement contained in Article VI of this Agreement or any other guaranty agreement given by a Guarantor to guaranty the full and timely payment of the Obligations.

“Interest Rate” means the rate of interest equal to the sum of the applicable variable Reference Rate for such Business Day plus the Spread.

“Laws” and “laws” means all laws, codes, statutes, ordinance, and all rules, regulations and published interpretations thereof, orders, reporting or licensing requirements of any Governmental Authority.

“Lien” means any liens, claims, charges, encumbrances, security interests, pledges, hypothecations or other adverse rights of any nature of any Person other than the Bank.

“Line of Credit” means the Uncommitted revolving line of credit established under this Agreement, as amended, whereby made available by the Bank to the Borrower.

“Loan Party” means each Person that is a Borrower, a Guarantor or a Pledgor.

“Material Adverse Change” means a material adverse change in a Borrower’s financial condition, income or cash flows, or the information contained in the Application of any Borrower, Pledgor or Guarantor hereunder, and shall include any bankruptcy, insolvency or similar proceeding by or against any of them, or any death or incapacity of any Borrower, Pledgor or Guarantor that is a natural person.

“Notice of Exclusive Control” has the meaning contained in Section 5.1.

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“Obligation” means any indebtedness or other obligation of any Loan Party under this Agreement, whether now existing or hereafter created, direct or indirect, absolute or contingent, matured or unmatured, including any obligations described in Section 11.2 below or in any other agreement, debt or account with the Bank, or the Bank’s rules and regulations applicable to such agreement, debt or account, including the Borrower’s and the other Loan Parties’ obligations to pay all (i) taxes hereunder, including applicable documentary stamp taxes and (ii) other charges of Governmental Authorities, and any penalties, interest and charges thereon.

“Person” means any natural person, company, corporation, firm, partnership, joint venture, limited liability company or limited liability partnership, association, organization, or any other legal entity, including any Governmental Authority.

“Pledged Account” means, individually and collectively, each cash, non-margin account of the Pledgor at the Securities Intermediary that is either identified as a Pledged Account by the Pledgor in the Application or subsequently identified in writing as a Pledged Account by the Pledgor and acceptable to the Bank in its sole discretion, together with all successors to those accounts, irrespective of whether the successor account bears a different name or account number and including any account to which the assets contained in a Pledged Account have been transferred, and all rights to and assets in such Pledged Account, and all proceeds of any of the foregoing.

“Pledgor” means, individually and collectively, each Borrower, Guarantor, or any other Person who owns a Pledged Account identified in the Application or which is otherwise identified to be pledged to the Bank to secure the Obligations.

“Reference Rate” means the “bank prime loan” per annum rate of interest as reported for any day in the Board of Governors of the Federal Reserve System’s “Selected Interest Rates (Daily) – H.15” or any successor thereto (“H.15 Rate”) for such day. In the case of any weekends or other days for which the H.15 Rate is not published, the last previously published H.15 Rate shall be the reference rate until the next H.15 Rate is published.

“Securities Intermediary” means each person that is a “securities intermediary” (as defined in Chapter 678, Fl. Stat. (2018)) holding a Pledged Account.

“Spread” means the applicable annual percentage, as determined by the Bank in its sole discretion regarding any Advance, which will be added to the Reference Rate to determine the Interest Rate.

“Termination Date” means the date on which all obligations of all Loan Parties under the Line of Credit have been irrevocably repaid in full and all other Obligations under this Agreement and the other Credit Documents have been irrevocably completed and discharged.

“UCC” means the Florida Uniform Commercial Code, including Chapter 678 and 679.

“Uncommitted” means that the Bank has no obligation to extend credit or make any Advance hereunder, and that each Advance and the amount of each Advance shall be made in the sole discretion of the Bank.

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ARTICLE II GENERAL PROVISIONS

Section 2.1 Promise to Pay. Borrower unconditionally promises to pay the Bank or any holder of this promissory note (the “Note”), upon demand by the Bank or any holder, the total of all Advances and interest, together with all costs, expenses and Obligations, including all taxes, for which Borrower is responsible under this Agreement. Borrower shall pay all amounts due under the Line of Credit upon demand of the holder. If there is more than one Borrower, each is jointly and severally liable under this Agreement; accordingly, the holder can require any Borrower to pay all Advances and other Obligations under this Agreement immediately on demand. Each Borrower authorizes any other Borrower, on such other Borrower’s signature alone, to cancel the Line of Credit, to request and receive Line of Credit Advances, and to do all other things necessary to carry out the terms of this Agreement. The Bank can release any Borrower, Pledgor or Guarantor from responsibility under this Agreement, and the other Loan Parties will remain responsible. Each Borrower executing this Agreement agrees that the Application, this Agreement, and the Bank’s current loan pricing schedules, combined disclosures, Control Agreements or other documents, instruments and agreements which accompany the Application and Agreement (the “Related Documents”), are interdependent and related to and part of one agreement with the Bank, and that each such Borrower, Pledgor and Guarantor have received good and valuable consideration for their obligations as Borrower, Pledgor and Guarantor, respectively, under this Agreement and the Related Documents.

Section 2.2 Credit Documents. Each Loan Party agrees that it has received, read and completed the Application, this Agreement, and all Related Documents, including, a Federal Reserve Form U-1 and the Bank’s Privacy Notice (collectively, together with approval letters and any other documents delivered by the Bank to such Loan Party or executed by such Loan Party from time to time in connection with the Line of Credit, the “Credit Documents”).

Section 2.3 PAYABLE ON DEMAND. THE LOAN PARTIES UNDERSTAND AND AGREE THAT THE BANK MAY, IN ITS SOLE DISCRETION AND WITHOUT CAUSE, DEMAND IMMEDIATE PAYMENT IN FULL OR PARTIAL PAYMENT OF THE OBLIGATIONS AT ANY TIME, AND THAT ADVANCES ARE NOT EXTENDED FOR ANY SPECIFIC TERM OR DURATION. IN ADDITION, BECAUSE THE LINE OF CREDIT ADVANCES ARE SECURED BY COLLATERAL, THE BANK HAS ALL RIGHTS OF A SECURED PARTY UNDER APPLICABLE LAW, INCLUDING THE FLORIDA UCC, THAT IT MAY EXERCISE, INCLUDING THE RIGHT TO LIQUIDATE ANY AND ALL COLLATERAL AS STATED BELOW WITHOUT PROVIDING ANY PRIOR NOTICE OR CURE PERIOD.

Section 2.4 Use of Proceeds. The Line of Credit cannot be used to buy or carry margin securities, to repay margin debt or for a private education loan, and cannot be secured by any real or personal property used or expected to be used as a consumer’s principal dwelling or to purchase any product or service from an affiliate of the Bank.

Section 2.5 Information of Loan Party; Documents; Loan Party Credit Authorization.

(a)       Each Loan Party represents and warrants to the Bank that all of the information supplied by the Loan Party in the Application, this Agreement and each other Credit Document to which the Loan Party is a party is true, accurate and complete and further agrees to promptly notify the Bank in writing of any material changes to any or all of the information contained in the Application, this Agreement or any other Credit Document, including information relating to the Loan Party’s financial situation.

(b)       Each Loan Party agrees to provide updated financial or other information to the Bank as may be requested by the Bank from time to time, and agrees to execute and deliver to the Bank such additional or supplemental documents as the Bank deems necessary or appropriate to effectuate this Agreement, the Line of Credit, and the Credit Documents, and to protect the Bank’s interest in the Collateral.

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(c)       Each Loan Party authorizes the Bank, from time to time, to obtain such credit and other reports and information as the Bank deems necessary or advisable from third parties (including credit reporting agencies, the Securities Intermediary and the Financial Advisor, Bank’s Affiliates and other Persons) to verify the accuracy of the information in the Application, this Agreement and the other Credit Documents and to determine the creditworthiness of any Loan Party, the existence and values of the Collateral, and further authorizes the Bank to share such credit or other reports and information with its Affiliates and other Persons, including, without limitation, the Securities Intermediary, as the Bank determines in its discretion.

Section 2.6 Information Sharing Between Bank and Securities Intermediary and Financial Advisor. The Bank may provide copies of all Line of Credit statements to the Securities Intermediary and the Financial Advisor. Each Loan Party acknowledges and agrees that the Bank may share any and all information regarding each Loan Party and the Loan Party’s accounts at the Bank with the Securities Intermediary and Financial Advisor as the Bank deems necessary or advisable to effect, administer, or enforce, or to service, process, or maintain, any transaction, loan, or accounts contemplated by the Credit Documents. The Loan Parties hereby authorize and direct the Securities Intermediary and other third parties to provide the Bank copies of all statements and confirmations concerning the Pledged Account, and, in addition, any other account information of a Loan Party upon the Bank’s request at any time, and may share all information regarding each Loan Party and each Loan Party’s accounts with the Bank and its affiliates.

Section 2.7 Information Sharing Generally. Each Loan Party authorizes the Bank to share all information regarding the Loan Parties, and this Agreement and Related Documents and all securities accounts, including Pledged Accounts, with Affiliates of the Bank; and each Loan Party authorizes the Bank to share such financial data with Persons who are not Affiliates of the Bank as Bank deems necessary or advisable to effect, administer or enforce, or to service, process or maintain, any transactions and accounts contemplated by the Credit Documents.

Section 2.8 Other Information Disclosure. The Bank and its affiliates are subject to examination by various Governmental Authorities, and may be subject to inspection and subpoena by Regulators and by federal, state, and local law enforcement officials. Each Loan Party acknowledges and agrees that the Bank may disclose to applicable Governmental Authorities information about a Loan Party and transactions under the Line of Credit, the Pledged Account, and any other accounts of a Loan Party or the Securities Intermediary without notice to any Loan Party. In addition, the Bank may be required by subpoena or other judicial or administrative process to disclose information or produce documentation related to a Loan Party, the Line of Credit, the Pledged Account, or any other accounts of a Loan Party at the Bank or its affiliates or the Securities Intermediary. Each Loan Party authorizes and directs the Bank to comply with such examination, and respond to subpoenas and judicial and administrative process, and supply such information while using commercial reasonable efforts to maintain the confidentiality of such information.

Section 2.9 Potential Conflicts. The Bank will act as creditor and accordingly, their interests may potentially be adverse to the Loan Parties’ interests. The Bank may take any steps necessary to perfect and enforce its security interest in the Collateral, and may sell or dispose of securities and other assets pledged pursuant to the terms of this Credit Agreement at such times and in any manner the Bank may determine to be appropriate to protect the Bank’s interests, without prior notice to any Loan Party.

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ARTICLE III THE LINE OF CREDIT

Section 3.1 The Line of Credit. Subject to the terms and conditions hereof, the Bank agrees to establish an uncommitted Line of Credit in favor of the Borrower in a maximum amount equal to the Credit Limit, as in effect each day.

Section 3.2 Advances. Upon Borrower’s request pursuant to the form attached as Schedule 2, the Bank may, in its sole discretion, make Advances in accordance with this Agreement. Without limiting the Bank’s discretion to make or decline to make an Advance, no Advance will be made if such Advance, when aggregated with principal amounts then outstanding under the Line of Credit, would exceed the lesser of (a) the Credit Limit or (b) the Collateral Requirement. Until the Line of Credit is terminated, the Borrower may borrow, repay, and re-borrow under the Line of Credit in accordance with the terms hereof. The Bank has the right at any time and from time to time, in its sole discretion, and without notice to the Borrower or any other Loan Party, to change the percentages used in the calculation of the Collateral Requirement or the Collateral Value. The Borrower acknowledges that the Line of Credit is uncommitted and that the Bank has no obligation hereunder to make any Advance to the Borrower, and all Advances are subject to specific Bank approval. Further, the Bank shall have no obligation to make any Advance at any time the Borrower or any other Loan Party is, or would be, as a result of such Advance, in breach of this Agreement, or is otherwise is, or would be, as a result of such Advance, in breach of this of any of its Obligations hereunder.

Section 3.3 Termination by Bank. The Bank in its sole discretion has the right to terminate or reduce the Line of Credit, change the Advance Rate, and exclude specific securities, assets, or groups of securities or assets from Eligible Collateral, without prior notice to any Loan Party.

Section 3.4 Credit Limit; Collateral Requirement.

(a)       The Credit Limit and Collateral Requirement will be determined by the Bank in its sole discretion and may be changed from time to time without prior notice to the Loan Parties. The Bank will provide written notice to the Loan Parties of the initial Credit Limit and Collateral Requirement when the Bank accepts and approves this Agreement.

(b)       If at any time the Obligations, including principal, interest, fees and charges outstanding under the Line of Credit, exceed the Credit Limit, the Borrower will immediately pay to the Bank such amounts to be applied to reduce Obligations outstanding under the Line of Credit to less than the Credit Limit. If the Borrower fails to take such action, without limiting Bank’s right to do so at any time, the Bank may terminate the Line of Credit, demand immediate payment of all Obligations under the Line of Credit, and exercise all rights and remedies hereunder.

(c)       If at any time the Obligations outstanding under the Line of Credit exceed the Collateral Requirement, then the Borrower and/or the Pledgor and any Guarantor shall immediately take one or more of the following actions as it or they deem necessary to increase the Collateral Value to not less than the Collateral Requirement: (i) pay the Bank cash to reduce its amounts owed, (ii) sell or trade securities in the Pledged Account to generate cash to reduce the amounts owed or increase the value of the Collateral, (iii) add or cause to be added to the Pledged Account additional Eligible Collateral to increase total Collateral Value, or (iv) any combination of the foregoing. Any failure to take actions sufficient to cause the Collateral Value to meet the Bank’s requirements promptly shall permit the Bank to, at any time, without notice and in addition to any and all other rights under this Agreement and the Credit Documents, sell or liquidate some or all of the Collateral contained in the Pledged Account and apply the net proceeds to amounts outstanding under the Line of Credit to meet or exceed the minimum Collateral Value then required, and the Bank also may terminate the Line of Credit, demand payment of all amounts outstanding under the Line of Credit, and exercise any and all remedies hereunder.

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Section 3.5 Evidence of Debt. The Bank shall maintain books and records, which may be in electronic form, evidencing the indebtedness of the Borrower to the Bank resulting from the Advances made under the Line of Credit, including the amount of principal, interest and other fees and charges owing and paid to the Bank in respect of the Advances. Entries made in good faith by the Bank in its accounts shall be conclusive evidence of the amount of principal and interest paid or to become due and payable from the Borrower to the Bank under this Agreement, absent manifest error; provided however that any failure of the Bank to make an entry, or any finding that an entry is incorrect in such account, shall not limit or otherwise affect the Obligations of any Borrower or Pledgor under this Agreement or any other Credit Document.

Section 3.6 Advance Requests.

(a)       Requests for Advances under the Line of Credit may be made (i) upon written request delivered in accordance with Schedule 2 to this Agreement from any Borrower to the Bank at least three (3) Business Days prior to the proposed date of the Advance, except that the request shall be made at least five (5) Business Days prior to the initial request for an Advance to be made by ACH transfer.

(b)       The Bank may make advances under the Line of Credit may be made by wire, or by ACH deposit transaction to the Borrower’s deposit account at the Bank, or other manner authorized in Schedule 2 to this Agreement. The Advances may not be made to any Pledged Account or any other brokerage account, wherever held.

(c)       The initial Advance requested by any Borrower not a business under the Line of Credit shall be in an amount not less than $100,000 (or any higher amount that exceeds the “applicable threshold amount” as then in effect pursuant to Section 1026.3(b)(1)(i) of the CFPB’s Regulation Z (or any successor provision), or any higher amount as the Bank may determine in its sole discretion from time to time. Bank will not honor any request for an initial Advance that is for an amount equal to or less than such applicable threshold amount then in effect pursuant to Section 1026.3(b)(1)(i) of the CFPB’s Regulation Z. Unless waived by the Bank, subsequent Line of Credit advances shall be in a minimum amount of $10,000.

(d)       If more than one Person constitutes the Borrower, any such Person may request Advances, without the request, joinder, or consent of, or notice to, any other Borrower or other Loan Party, and the Bank shall have no liability to any Loan Party for complying with such request of a single Borrower and no responsibility for the use of the proceeds of the request.

Section 3.7 Interest Payments. Interest will be due and payable monthly in arrears, ten (10) calendar days after the date of the statement sent or otherwise made available by the Bank to the Borrower for such interest, as long as any principal amount remains outstanding under the Line of Credit, and immediately upon demand by the Bank. To the fullest extent permitted by law, and without limiting any of the Bank’s other rights and remedies under this Agreement or any other Credit Document, if interest charges on any Advance are not paid when due, the Borrower may, in the Bank’s sole discretion, be deemed to have requested an Advance in the amount of the unpaid interest (to the extent available under Section 3.2, and provided such Advance shall not cause the Obligations to exceed the Collateral Requirement) and any such amount advanced will constitute principal, will be added to the outstanding principal balance, and will accrue interest at the Interest Rate.

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Section 3.8 Interest Rate. (a) The principal amount outstanding under the Line of Credit shall be determined daily and will bear interest at the Interest Rate, equal to the Reference Rate plus the Spread in effect each day. If the Reference Rate is zero or less at any time, the Spread shall be the Interest Rate charged. The Interest Rate applicable to principal may fluctuate daily based on changes in the Reference Rate, and the Spread may change monthly in accordance with the Market Value of Collateral or as determined by the Bank in its sole discretion from time to time. Notwithstanding the foregoing, if any amount of principal under the Line of Credit is not paid within five (5) Business Days after demand, such amount shall bear interest from the date of demand until paid at a rate equal to five percent (5%) per annum above the otherwise applicable Interest Rate, or the highest lawful rate, whichever is less.

(b)       Interest hereunder shall be computed and charged based on actual days elapsed and a year of 360 days. Each determination by the Bank of an interest rate hereunder and the computation of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)       At any time after an Event of Default, which is not cured in full, interest shall accrue at a rate of 10% (the “Default Interest Rate”).

(d)       Notwithstanding anything contained to the contrary herein, in no event shall any interest charged, including the Default Interest Rate, exceed the maximum rate of interest allowed by applicable Law. If any interest hereunder would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited against outstanding Advances to the Borrower as a repayment of principal; and if the outstanding principal is reduced to zero, any remaining excess payment shall be refunded to Borrower.

Section 3.9 Method of Payment.

(a)       All payments hereunder shall be paid to the Bank when due in lawful money of the United States of America and in funds immediately available to the Bank. Promptly after the irrevocable receipt of any such payment, the Bank will credit the same to the Line of Credit. Each Loan Party hereby authorizes Bank to use information on any check drawn by a Loan Party and payable to Bank to initiate an ACH withdrawal from the account against which such check is drawn, or to process such payment as a check transaction.

(b)       All interest, principal, and costs due under the Line of Credit are payable in full upon Demand and not later than the Termination Date. Borrower must pay the entire outstanding principal, interest and any other charges then due, even if the value of the Collateral is insufficient to cover the Borrower’s entire outstanding obligations hereunder. Unless otherwise required by applicable law, the Bank is under no obligation to refinance or extend any obligations under this Line of Credit. Borrower may be required to make payments out of other assets or find a lender, which may be the Bank, willing to refinance the balloon payment; however, Borrower may be required to pay the closing costs normally associated with a new credit line account, even if Borrower obtains refinancing from Bank.

(c)       Borrower may prepay all or any amount owing under the Line of Credit at any time without penalty or charge.

(d)       All payments by Borrower hereunder shall be applied by the Bank first to any then- outstanding fees, then to all interest then accrued and unpaid, and then to principal.

Section 3.10 Late Fee. If any payment of interest and/or principal is more than five (5) days late (and an Advance has not been made pursuant to Section 3.8), the Borrower will pay to the Bank a late fee equal to five percent (5%) of the late payment, or such lesser amount equal to a maximum amount permitted under applicable Law. Such late fee will be in addition to any other rights or remedies the Bank has hereunder.

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Section 3.11 Taxes; Costs; Illegality.

(a)       No Borrower Setoff or Reduction in Liabilities. Each payment by the Borrower of principal, interest, fees, or any other amount due hereunder shall be made free and clear of, and without deduction for, any setoff or counterclaim of any nature whatsoever, including any and all taxes, charges, withholdings, and all similar liabilities with respect thereto. The Borrower will be solely responsible for all its tax obligations and consequences to it of borrowings, or securities transactions hereunder.

(b)       Taxes and Other Costs. In the event that (i) applicable Law, including any changes to such Laws, subjects the Bank to any tax or charge of any Governmental Authority of any kind whatsoever, including documentary stamp taxes, with respect to this Agreement, the Line of Credit and any Advance or other Obligations hereunder or changes the basis of taxation of payments to the Bank under the Line of Credit (except for taxes and changes in the rate of taxes on or measured by the Bank’s net income) or (ii) any changes by any Governmental Authority on the reserves, capital requirements, or other costs under this Agreement and the Line of Credit, and the result is to increase the costs to the Bank, the Borrower shall be responsible for and shall pay all such taxes, charges and costs. The Bank shall have no obligation to contest such taxes, charges and costs and any related interest, penalties and charges, all of which shall be payable by the Borrower and be Obligations of the Loan Parties, which shall be included in the monthly statements delivered hereunder.

Section 3.12 Unavailability. In addition to the Bank’s right, in its discretion at any time, to terminate or reduce the Line of Credit, if at any time the Bank determines in good faith (which determination shall be conclusive) that the making or maintenance of any part of the Line of Credit has been made impracticable or unlawful by any Law, or as a result of any action by any Governmental Authority, then the Bank shall notify the Loan Parties and the Bank may exercise its right to terminate the Line of Credit and to demand immediate payment of all of Borrower’s Obligations thereunder.

ARTICLE IV

COLLATERAL

Section 4.1 Grant of Security Interest. To secure the Obligations, the Pledgor (and if more than one, each of them) hereby grants, assigns, pledges, hypothecates, and transfers to and creates in favor of the Bank a first priority lien and continuing security interest in and to all right, title, and interest of the Pledgor in the Pledged Account, together with the Pledgor’s rights in all property and assets held or credited therein now or in the future, including but not limited to certificated and uncertificated securities, securities entitlements, properties, commercial paper, corporate debt obligations, mutual funds, certificates of deposit, U.S. government, agency, state, and municipal obligations, documents, instruments, general intangibles, deposit accounts, and cash, including any of the foregoing held in book entry form, any interests in the entries on the books of the Securities Intermediary, and any certificates evidencing such securities, together with all renewals, additions, replacements, substitutions, conversions, splits, reductions, subscription rights, dividends, cash warrants, options, distributions of any kind, increases, or profits, and any and all proceeds of any of the foregoing (collectively, together with the Pledged Account, the “Collateral”).

Section 4.2 Financial Assets. The Pledgor agrees that securities held in the Pledged Account are to be treated as “financial assets” under Article 8 of the Florida Uniform Commercial Code (Chapter 678 , Fl. Stat. (2018)) or in any other jurisdiction applicable to the Securities Intermediary.

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Section 4.3 Financing Statements, etc. The Pledgor shall take all actions to preserve and protect the Bank’s interest in the Collateral, including the Pledged Account, hereby authorizes, and grants an irrevocable power of attorney, coupled with an interest, the Bank to execute and file such Uniform Commercial Code financing statements and take all other actions as the Bank deems necessary or appropriate to secure the Loan Parties’ obligations hereunder, perfect and protect the Bank’s first priority pledge, security interest and lien in all Collateral in connection with the transactions contemplated by this Agreement and the other Credit Documents.

Section 4.4 Other Pledgor Agreements. The Pledgor and each other Loan Party acknowledges and agrees to the Credit Limit, Collateral Requirement, and Collateral Value requirements, and other terms, including those provided by the Bank, all of which are incorporated herein by reference. The Pledgor and each other Loan Party also acknowledges and agrees that the Bank has the right at any time and from time to time, in its sole discretion, to (a) change such terms and conditions without notice to the Pledgor, the Borrower, the Guarantor, or any other Person.

Section 4.5 Pledgor Collateral Covenants.

(a)       Title to Pledged Account. The Pledgor confirms that the Pledged Account is an Eligible Account and all assets therein are and will remain at all times upon the Bank’s approval of the Line of Credit, free and clear of all Liens, except in favor of the Bank. The Pledgor will defend its title to the Pledged Account and other Collateral and its and the Bank’s interests therein against any and all adverse claims and Liens, however arising, of all Persons whomsoever, other than the Bank. Without limiting the generality of the foregoing, the Pledgor will not create or permit to exist any further Lien against the Pledged Account or any other Collateral, and will not permit the execution of a control agreement or other similar agreement, or the filing of a financing statement covering the Pledged Account or any other Collateral in favor of any Person other than the Bank.

(b)       Certain Entitlement Orders Prohibited; No Purchase on Margin. The Pledgor agrees (i) to not issue any entitlement orders or other instructions to the Securities Intermediary that would require the Securities Intermediary to transfer assets or any interest therein from the Pledged Account (other than as permitted by Section 4.6 below, and Section 4.7 below with respect to dividends and interest, and other than as may be permitted in writing by the Bank in its sole discretion) or that would result in securities being registered in any name other than the Securities Intermediary’s name or in securities being issued in certificate form, and (ii) to not purchase any securities in the Pledged Account on margin or borrow against any of the securities in the Pledged Account on margin. The Pledgor acknowledges and agrees that margin accounts are not eligible as Pledged Accounts.

(c)       Records Inspection. The Pledgor has directed its Securities Intermediary holding the Pledged Account to provide the Bank duplicate statements and confirmations to the Bank in electronic form, and to make available to the Bank any other statements, confirmations and notices for the Pledged Account. The Pledgor will permit representatives of the Bank to inspect and make copies of the books and records of the Pledgor relating to the Pledged Account and the assets maintained therein, and any other Collateral, at any reasonable time or times either with or without prior notice.

Section 4.6 Voting Rights; Interest and Dividends.

(a)       So long as the Bank shall not have provided a Notice of Exclusive Control and no Event of Default or breach of this Agreement shall have occurred and be continuing, (i) the Pledgor shall be entitled to exercise any and all voting and consensual rights and powers accruing to an owner of any of the securities or other property contained within the Pledged Account or otherwise forming part of the Collateral for any purpose consistent with the terms and conditions of this Agreement or any other Credit Document provided, however, that the Pledgor shall not exercise any such right or power if any such action could reasonably be expected to have a materially adverse effect on the value of such Collateral or any part thereof or be inconsistent with any provisions of this Agreement or any other Credit Document or shall, in the Bank’s sole judgment, violate applicable Law, and (ii) the Pledgor shall be entitled to withdraw all interest and regular cash dividends from securities and other assets contained in the Pledged Account, but shall not be entitled to withdraw any dividends in stock or other property if any such withdrawal would result in the Collateral Value falling below the Collateral Requirement.

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(b)       Upon delivery of a Notice of Exclusive Control over the Pledged Account by the Bank to the Securities Intermediary and/or the occurrence of any Event of Default or breach of this Agreement, or the Borrower has failed to meet the Collateral Requirement, any of which is continuing, (i) all rights of the Pledgor to exercise the voting or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 4.6(a) above shall cease, and all such rights thereupon shall become immediately vested in the Bank, which shall have, to the fullest extent permitted by law, the sole and exclusive right and authority (but not the obligation) to exercise such voting or consensual rights and powers that the Pledgor shall otherwise be entitled to exercise pursuant to Section 4.6(a) above, and (ii) the Pledgor shall not be entitled to withdraw interest or dividends of any kind from the assets contained in the Pledged Account.

Section 4.7 Power of Attorney. The Pledgor hereby irrevocably appoints the Bank as the Pledgor’s true and lawful attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Bank’s sole discretion, for the purpose of carrying out the terms of this Agreement and the other Credit Documents, to take any action and to execute any documents, instruments and agreements which the Bank may deem necessary or advisable to further perfect and protect its security interest in the Collateral and protect its rights and interest under this Agreement, including giving of a Notice of Exclusive Control over the Pledged Account by the Bank to the Securities Intermediary, to vote any securities contained in the Pledged Account, and to receive all dividends, interest and distributions receivable in the Pledge Account.

Section 4.8 Further Assurances. The Pledgor will faithfully preserve and protect the Bank’s security interest in the Collateral. The Pledgor assumes full responsibility for, and promptly will take, any and all necessary steps to preserve and defend the Bank’s first priority Lien on, and all rights with respect to the Collateral against all other Persons claiming an interest in the Collateral. The Pledgor agrees that at any time and from time to time, at the request of the Bank and at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further stock powers, proxies, control agreements, assignments, instruments, instructions and documents, instruments and agreements, and take all further action as may be necessary or advisable in order to establish, evidence, perfect, and protect the pledge and assignment set forth herein or to enable the Bank to exercise and enforce its rights to the Collateral and its rights under this Agreement and the Credit Documents.

Section 4.9 Bank’s Remedies to Protect Collateral. If Pledgor fails to keep the Collateral free and clear of all other Liens, then Bank may do so. If any action or proceeding is commenced that would materially affect Bank’s interests in the Collateral, then Bank on Pledgor’s behalf may, but is not required to, take any action that Bank believes to be appropriate to protect its interests. All expenses incurred or paid by Bank for such purposes will be treated as Advances hereunder that will bear interest at the Interest Rate charged under this Agreement from the date incurred or paid by Bank to the date of repayment in full by a Loan Party. All such expenses will be deemed Advances and a part of the Obligations and, at Bank’s option, will (i) be payable on demand; or (ii) be added to the balance of the Obligations and be apportioned among and be payable with any installment payments to become due during the remaining term of this Agreement; and (iii) in no event later than this Agreement’s Termination. This Agreement also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Bank may be entitled on account of any breach of, or any Event of Default, and executed by any Loan Party in connect with this Agreement. Any such action by Bank shall not be construed as curing the default so as to bar Bank from any remedy that it otherwise would have had.

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ARTICLE V

PLEDGED COLLATERAL CONTROL AGREEMENT

Section 5.1 Control by the Bank. For the purposes of perfecting the Bank’s security interest in the Pledged Account, the Bank, Securities Intermediary, and each of the Pledgor, Borrower, Guarantor and any other Loan Party, as applicable, have executed one or more Control Agreements with any Securities Intermediary, including the Bank (each, a “Control Agreement”), each of which is hereby incorporated by reference into this Article V as if fully set forth herein. Accordingly, each of the Pledgor, Borrower, Guarantor and any other Loan Party consents, authorizes and directs the Securities Intermediary to, and agrees that the Securities Intermediary shall, comply with any and all entitlement orders and other instructions, orders, directions and notifications originated by the Bank with respect to the Pledged Account and other Collateral, without further consent by the Pledgor, Borrower, Guarantor or any other Person hereunder or under any Control Agreement. The Securities Intermediary and the Loan Parties represent, warrant and covenant that any Pledged Account held by any Securities Intermediary, including the Bank, meets the requirement set forth in the definition of “Pledged Account”). If there is any conflict between the provisions of this Article V and the Control Agreement, the Control Agreement will govern and control.

Section 5.2 Indemnification. In addition to the indemnification provided by Borrower in the Control Agreement, the Pledgor acknowledges that the market value of securities is volatile and unpredictable, and the Pledgor indemnifies and holds harmless the Securities Intermediary and the Bank, their parents, subsidiaries, and affiliates, and each of their officers, directors, employees, and agents against any and all claims, liabilities, expenses (including reasonable attorneys’ fees and charges), loss, or damage, in connection with any changes in the market value of the Collateral or in the timing or manner of compliance with entitlement orders or in the timing or manner of giving entitlement orders with respect to the Pledged Account. The indemnification provisions of this Article will survive the payment of the Obligations under this Agreement and the termination of the Line of Credit, and shall be secured by all Collateral that secures the Obligations under this Agreement.

ARTICLE VI

GUARANTY

Section 6.1 Guaranty.

(a)       Payment. For good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees the payment when due of all Obligations of the Borrower or other Guarantor, including without limitation Obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any similar provision of applicable bankruptcy or insolvency law, for the ratable benefit of Bank and its successors, indorsees, transferees and assigns. This is a guaranty of payment and not merely of collection.

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(b)       Performance. For good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to the Bank the performance when due of all other Obligations of Borrower under all of the Credit Documents, including without limitation, all such Obligations of Borrower to duly and punctually perform and observe all other terms, covenants and conditions of this Agreement and all other Credit Documents, including maintaining the necessary Collateral Value in the Pledged Account. This performance guaranty includes all obligations to add additional Eligible Collateral to the Pledged Account and take other actions detailed in Section 3.4(c) as necessary to maintain the Collateral Value above the Collateral Requirement. The liability and obligations under this Section 6.1(b) will not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 6.1(a).

(c)       If and to the extent necessary for the Obligations of the Guarantor to be enforceable under applicable Laws, if any, relating to the insolvency of debtors, the maximum liability of the Guarantor hereunder shall be limited to the greatest amount which lawfully can be guaranteed by the Guarantor under such Laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 6.4.

(d)       The Guarantor agrees that the Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 6.1(c) without impairing the Guaranty contained in this Article VI or affecting the rights and remedies of Bank hereunder.

(e)       The Guaranty contained in this Article VI shall remain in full force and effect until the irrevocable payment in full of the Obligations on or after the Termination Date, notwithstanding that from time to time during the term of the Loan Agreement and the existence of the Line of Credit, the Borrower may be free from any Obligations.

(f)       No payment made by the Borrower, Guarantor, any other Guarantor, any Pledgor, or any other Person or received or collected by Bank from the Borrower, Guarantor, any other Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder, which shall, notwithstanding any such payment, remain liable for the Obligations until all Obligations are paid irrevocably in full and the Line of Credit terminated.

Section 6.2 Waivers. The Guarantor hereunder waives notice of acceptance of this Guaranty and notice of any Obligation to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any Obligations and notice of any suit or the taking of other action by the Bank against any Loan Party and any other notice to any party liable thereon (including the Guarantor).

Section 6.3 Independent Obligation. This Guaranty is an independent obligation, and action may be maintained hereon without joining the Borrower or any other Pledgor or Guarantor of the Borrower’s obligations hereunder. The Bank shall not be required to proceed first against the Borrower or any other Person, whether primarily or secondarily liable, or against any collateral security, guaranty, or other credit support held by it, or pursue any other remedy, before resorting to the Guarantor for payment.

Section 6.4 Postponement of Subrogation. Guarantor agrees that it will not exercise any rights that it may acquire by way of subrogation under the Guaranty or this Agreement or any other agreement relating to any Obligation to which it is a party, nor shall Guarantor seek any contribution or reimbursement from any Loan Party, in respect of any payment made hereunder, under any other Credit Document or other agreement relating to any Obligation or otherwise, until following the Termination Date. Any amount paid to the Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Bank and shall immediately be paid and turned over to Bank in the exact form received by the Guarantor (duly endorsed in favor of Bank, if required), to be credited and applied against the Obligations, whether matured or unmatured; provided, however, that if the Guarantor has made payment to Bank of all or any part of the Obligations and the Termination Date has occurred, then at Guarantor’s request, Bank may, at the expense of Guarantor, execute and deliver to Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to Bank.

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Section 6.5 Ability of Guarantor to Request Termination, Limitation or Reduction of a Guaranty.

(a)       The Bank may, in its sole discretion, permit a Guarantor to terminate, limit, or reduce a Guaranty where there are no existing Obligations of any Borrower under this Agreement. Any request by a Guarantor for termination, limitation, or reduction of a Guaranty must be made in writing to the Bank, [attention Securities Based Lending Department][BANK TO CONFIRM], and sent to the address contained in Section 11.4 hereof, and no agreement by Bank to exercise its discretion to terminate, limit, or reduce a Guaranty shall be effective unless in writing, signed by Bank.

(b)       Bank may, in its sole discretion, permit a Guarantor to (i) terminate the Guaranty as to future new Line of Credit Advances, if the Line of Credit has not been terminated, made and directly related Obligations arising therefrom after the effective date of termination of the Guaranty to which the Bank has completed in writing; and/or (ii) limit the amounts of the Line of Credit and future Advances of a Borrower that the Guarantor will guaranty where after the effective date of any such limitation agreed to by Bank in writing, the aggregate principal amount of Line of Credit Advances that remain subject to the Guaranty is at least equal to the Credit Limit. (For the avoidance of doubt, any termination, limitation, or reduction of a Guaranty agreed to by Bank in writing shall not terminate, limit, or reduce the continuing applicability of the Guaranty to interest, fees, and other charges and Obligations arising from Line of Credit Advances made before the effective date of the termination, limitation, or reduction of the Guaranty, or arising from Line of Credit Advances that otherwise remain subject to the Guaranty pursuant to the terms of any limitation or reduction agreed to in writing by Bank.)

(c)       Borrower acknowledges and agrees that the Bank may, in its sole discretion, terminate the Line of Credit, or reduce the Credit Limit for the Line of Credit or change the terms of the Line of Credit, in the event that the Bank permits a Guarantor to terminate, limit, or reduce its Guaranty pursuant to this Section 6.5, and that the Bank may deny requests for Advances, whether made before or after the effective date of any termination, limitation, or reduction of the Guaranty, based on the Guarantor’s request for a termination, limitation, or reduction of the Guaranty.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1 General Representations and Warranties. Each Loan Party hereby represents and warrants to the Bank, and at the time of each Advance and payment hereunder is hereby deemed to represent and warrant, as follows:

(a)       Due Organization, Power and Authority. Each Loan Party has the power, authority, and legal capacity and right to execute, deliver, and perform this Agreement and the other Credit Documents. If the Loan Party is not a natural person, it is duly organized and validly existing under the laws of the jurisdiction of its organization with full power to act as a Loan Party hereunder. If the Loan Party is a natural person, the Loan Party is duly authorized to execute and deliver the Application, this Agreement and the other Credit Documents. All action necessary to authorize the execution and delivery of this Agreement and the other Credit Documents has been properly taken, and the Loan Party is and will continue to be duly authorized to exercise all rights and perform all of the other terms and provisions of this Agreement and the other Credit Documents.

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(b)       Binding Agreement. This Agreement and the other Credit Documents constitute the valid and legally binding obligations of each of the Loan Parties, enforceable against the respective Loan Parties and any property described therein in accordance with their terms. Each Loan Party’s obligations hereunder are joint and several.

(c)       No Conflict. The execution, delivery, and performance by each of the Loan Parties of this Agreement and the other Credit Documents does not and will not violate any provision of, or result in the acceleration of or entitle any Person to accelerate (after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any Lien upon any of the property of any Loan Party pursuant to any provision of, its organizational documents if any, any other agreement or instrument, any statute, rule, or regulation, or any judgment, order, writ, injunction, or decree to which a Loan Party is a party or by which a Loan Party or its property is bound or affected.

(d)       No Consents. No order, consent, license, authorization, recording or registration is required to authorize or is required in connection with the execution, delivery and performance or the legality, validity, binding effect or enforceability of this Agreement or any of the Credit Documents, the Credit Documents or any transactions contemplated herein and therein.

(e)       No Litigation. There are no actions, suits, litigation, arbitrations, administrative or other proceedings or investigations, pending or, to the knowledge of any Loan Party, threatened, against, or to which such Loan Party, the Pledged Accounts or any of the Collateral are subjects or parties that could (a) result in a Material Adverse Change in the operations, business, assets, liabilities or financial performance condition of such Loan Party, (b) affect its ability to enter into and perform its obligations under this Agreement and the other Credit Documents to which it is a party or any of the transactions contemplated herein and therein, or (c) made any Loan Party representation or warranties inaccurate in any material respect, or would limit or prevent such Loan Party’s performance hereunder.

(f)       Compliance with Laws. The activities and operations of each Loan Party are and have been in compliance in all material respects with all applicable federal, state, local and foreign Laws.

(g)       Taxes. Each Loan Party is responsible, as between such Loan Party and the Bank, for all taxes and charges by Governmental Authorities on such Loan Party or its property or business, including all Collateral, and has timely filed and will timely file all tax and informational returns required to be filed by it and has paid and will pay timely all taxes (including documentary stamp taxes), levies, fees and assessments and other charges of Governmental Authorities when due and payable, except to the extent such Loan Party is disputing such taxes, levies, fees and assessments in good faith and with sufficient amounts reserved. Each Loan Party also is responsible for the timely payment of all taxes, costs and charges specified in Section 3.11 above, including documentary stamp taxes.

(h)       Solvency. After giving effect to each Advance hereunder, (a) the present fair value of each Loan Party’s assets exceeds the total amount of its liabilities (including, without limitation, contingent liabilities), (b) it has capital and assets sufficient to carry on its business, (c) such Loan Party is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (d) such Loan Party has not incurred, and does not intend to incur, or believe that it will incur, debts and other obligations beyond its ability to pay as they become due. Each Loan Party will not be rendered insolvent in any respect by the execution, delivery and performance of this Agreement and the other Credit Documents or by the consummation of the transactions contemplated herein and therein.

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(i)       Residence/Place of Business. The location of each Loan Party’s principal residence, if such Loan Party is a natural person, or, if such Loan Party is not a natural person, such Loan Party’s jurisdiction of organization or formation, its chief executive office and, if different, the location of its principal place of business, are accurately set forth in the Application.

(j)       No Default. Such Loan Party is not in default under any agreement to which it is a party or by which it or its assets may be bound, and no breach by any Loan Party has occurred, which upon notice, lapse of time, or otherwise would become a default, which default or breach is material in the context of this Agreement or the other Credit Documents.

(k)       Full Disclosure. All information disclosed to the Bank in connection with this Agreement and the Credit Documents, and the making of each Advance hereunder, including all information in each Application, is true, complete and accurate in all material respects, as of the date first delivered to the Bank, and as thereafter updated and delivered to the Bank, and does not misstate or omit any material facts or circumstances, which could make any of such information misleading in any respect. Since the date of Borrower’s most recent financial statements delivered to the Bank, Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a Material Adverse Change (as defined and described below).

(l)       Full Understanding. Each Loan Party (i) has had the opportunity to seek advice of counsel of its own choosing, and in connection with the Line of Credit, this Agreement and the other Credit Documents or has declined to do so, (ii) has read this Agreement and the other Credit Documents carefully, (iii) is fully aware of the contents and legal effect of this Agreement and the other Credit Documents, and (iv)       has read and understands the Application, the Risk Disclosure Statement, this Agreement, and the other Credit Documents.

(m) Anti-Money Laundering and OFAC Laws.

(i)       None of the Loan Parties nor any of their Affiliates, and to any Loan Party’s knowledge, any of its agents, employees or representatives, is in violation of any Anti-Money Laundering (“AML”), Know-your-customer (“KYC”), or OFAC Laws.

(ii)       Without limiting the generality of clause (i) above, each of the Loan Parties and each Person who, to any Loan Party’s knowledge, has or will have an interest in the transactions contemplated by the Credit Documents or will participate or benefit, in any manner whatsoever, in the Advances, is: (1) not a “blocked” person or “specially designated national and blocked” person listed in any Executive Order as modified or supplemented; (2) in full compliance with the requirements of the USA PATRIOT Act and other Anti-Money Laundering and OFAC Laws related to the subject matter of the USA PATRIOT Act, including all Executive Orders thereunder and all other requirements of OFAC and other Governmental Authorities; (3) operated under policies, procedures and practices, if any, that are in compliance with the USA PATRIOT Act and available to the Bank for the Bank’s review and inspection during normal business hours and upon reasonable prior notice; (4) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other Governmental Authority claiming a violation or possible violation of the Act; (5) not listed as a Specially Designated Terrorist or as a “blocked” Person or a Person named on or subject to the prohibition of, any lists maintained by the OFAC pursuant to the USA PATRIOT Act or any other list of terrorists, terrorist illegal or drug organizations maintained pursuant to any of the rules and regulations of the OFAC or any other Governmental Authority; and (6) not owned or controlled by or now acting and/or will in the future knowingly act for or on behalf of any Person named in any annex or list promulgated under the USA PATRIOT Act or “subject to any U.S., European Union, Canada or U.N. sanctions”. No proceeds of any Advance will be used in violation of any applicable Anti-Money Laundering and OFAC Laws.

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(n)       Regulation U Compliance. Neither the Line of Credit nor any Advance will be used whether immediate, incidental or ultimate, of buying or carrying directly or indirectly, any “margin stock,” and is not “purpose credit” as such terms are defined in Regulation U (12 C.F.R. Part 221) issued by the Board of Governors of the Federal Reserve System, as amended from time to time, or to reduce or retire any loan or advance incurred to purchase or carry margin stock. Borrower is not, and will not become, engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no part of any Advance hereunder will be used to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 7.2 Collateral Representations and Warranties. The Borrower and each Pledgor owns the Collateral free and clear of any Lien except for the pledge and security interest granted to the Bank by this Agreement, (ii) none of the Collateral has been purchased on margin or secures any margin obligations or debt, (iii) the Pledgor has the full right and authority to pledge the Collateral to the Bank free and clear of all Liens, (iv) the pledge of the Collateral pursuant to this Agreement and the other Credit Documents creates a valid and perfected first priority security interest in the Collateral, and (v) all of the Collateral is freely saleable by the Pledgor and by the Bank without any restriction, including, without limitation, any restrictions imposed by applicable securities laws or insider trading policies and none of the collateral consists of “restricted stock” or “control stock” for the purpose of applicable securities laws.

ARTICLE VIII

COVENANTS

Section 8.1 Covenants. Each Loan Party hereby covenants and agrees as follows:

(a)       Financial Statements. Not less frequently than annually, and upon Bank’s request, each Loan Party will provide current financial statements, copies of any and all tax returns, or such additional financial or other information as the Bank may request.

(b)       Power of attorney. Upon Bank’s request, each Loan Party will execute and deliver updated or new powers of attorney to effect the power of attorney granted pursuant to Section 4.7 above.

(c)       Notice of Events. Each Loan Party will provide written notice to the Bank immediately upon the occurrence of any of the following events:

(i)       The Loan Party discovers that any representation or warranty made by a Loan Party or any other Person in the Application, this Agreement, any other Credit Document or any other agreement, report, certificate, financial statement, or other instrument provided by a Loan Party or any other Person to the Bank in connection herewith was false or misleading in any material respect on the date when made or deemed made;

(ii)       A Loan Party or any other Person fails to fully and promptly perform any agreement, term, covenant, or condition of this Agreement, any other Credit Document, or any other agreement or document related hereto, or otherwise a part of the transactions covered hereby;

(iii)       A Loan Party fails to pay any Obligation or any indebtedness in full when due, or a Loan Party fails to perform any other Obligation, agreement, term, or condition related thereto or there is otherwise a default or event of default thereunder, or a Loan Party fails to fully and promptly perform any agreement, covenant, term, or condition contained in any indebtedness, lease, contract, or other agreement to which it is a party, other than those constituting monetary obligations, or there is otherwise a default or Event of Default thereunder, including failures to perform and events of default under other agreements between the Loan Party and the Bank or its Affiliates, in each case if such failure, default, or event of default continues beyond the expiration of any applicable grace or cure period;

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(iv)       A Loan Party liquidates or dissolves, or adopts any plan of liquidation or dissolution, dies, or becomes legally incompetent; the business of a Loan Party is suspended; a Loan Party becomes insolvent, commences, or consents to or acquiesces in, a proceeding in bankruptcy, insolvency or assignment for the benefit of creditors or adopts resolutions for any such purposes; a Loan Party applies for, or consents or acquiesces in, the appointment of a receiver, conservator or similar official for all or a substantial part of its property; or a Loan Party’s liabilities exceeded its assets, or it is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is otherwise insolvent;

(v)       An involuntary proceeding in bankruptcy or insolvency is commenced against a Loan Party; a receiver is involuntarily appointed for all or any part of the property of a Loan Party; or an order is entered for the issuance of a warrant of attachment, execution, distraint, or similar process against all or any part of the property of a Loan Party, and such proceeding is not dismissed within 90 days;

(vi)	A judgment is entered against a Loan Party which is in an amount exceeding

$100,000.00;

(vii)       A writ of attachment or garnishment is issued against, or a lien is imposed by operation of law on, any of a Loan Party’s property;

(viii)       The termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of a Loan Party’s corporate existence, rights, licenses, franchises, or permits, or the transfer or disposition (by sale, lease, or otherwise) to any Person of all or a substantial part of its property;

(ix) A Material Adverse Change in or to a Loan Party from that in existence on the date hereof; or

(x)       A Loan Party will promptly notify Bank of any change of name, address or residence of the Loan Party, and any merger, consolidation or sale of all or substantially all assets in one or a series of transactions.

ARTICLE IX

DEMAND AND REMEDIES

Section 9.1 Demand. The Loan Parties acknowledge and agree that the Bank may, at any time, without notice and its sole discretion, demand that the Obligations under the Line of Credit be immediately paid in full and the Bank may terminate the Line of Credit. Such demand rights are absolute, and shall not be limited or modified by reference in this Agreement or otherwise to a breach, default or Event of Default, or by the inclusion of conditions, representations, warranties, covenants, or agreements in this Agreement or otherwise, or by any course of conduct, usage, notices or otherwise.

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Section 9.2 Remedies.

(a)       Upon demand by the Bank, any amounts advanced to the Borrower under the Line of Credit and other Obligations of the Borrower and each other Loan Party remaining unpaid, whether principal, interest, fees, charges or otherwise, shall immediately become due and payable, and the Bank, in its sole discretion, may declare all Obligations, whether direct or indirect, contingent or non-contingent, to be accelerated and due and payable immediately, in each case without presentment, demand, protest, or other notice of any kind from the Bank or Securities Intermediary to any Loan Party, all of which are hereby expressly waived. The Bank and the Securities Intermediary may proceed to do all other things provided by law, equity, or contract including the Control Agreement to enforce their rights with respect to such Obligations under this Agreement, the other Credit Documents and at law or in equity, and to collect all amounts owing to the Bank or the Securities Intermediary.

(b)       The Bank shall have, in addition to the rights and remedies contained in this Agreement or other Credit Documents, all of the rights and remedies of a creditor and a secured party, now or hereafter available at Law or in equity, and under the Florida UCC Articles 8 and 9.

(c)       Without limiting the generality of the foregoing, upon demand by the Bank, without notice to or consent of any Loan Party, the Bank may do any one or more of the following: (i) submit one or more entitlement orders to the Securities Intermediary, directing it to transfer, redeem, liquidate, dispose of, or otherwise manage or deal with any assets in the Pledged Account or any other Collateral, including the transfer of possession thereof to the Bank, without the consent of any Loan Party, (ii) deliver a Notice of Exclusive Control over the Pledged Account or any other Collateral to the Securities Intermediary, in which case entitlement orders submitted by the Pledgor shall no longer be honored by the Securities Intermediary, (iii) sell, assign, transfer and deliver all or any part of the assets from the Pledged Account at public or private sale without notice or advertisement, and in any manner, (iv) bid and become purchaser at any public sale, (v) if notice to any Loan Party is required by Law (but all such notice is hereby waived to the fullest extent permitted by applicable Law), notice to such Loan Party shall be given as required by applicable Law, (vi) if the assets include securities, instruments, or documents, including those which will be redeemed by the issuer upon surrender, and/or are assets that threaten to decline speedily in value or that are of a type customarily sold on a recognized market, the Bank may realize upon, sell, transfer or otherwise dispose of such assets without notice to any Loan Party, (vii) endorse any checks, drafts, or other writings in Pledgor’s name to allow collection of the assets; (viii) take control of any proceeds of the Pledged Account or the assets maintained in the Pledged Account, (ix) execute (in the name, place, and stead of the Pledgor) endorsements, assignments, stock powers, and other instruments of conveyance or transfer with respect to the Pledged Account or any of the assets maintained in the Pledged Account, and (x) apply the proceeds of the disposition of the Pledged Account or assets maintained in the Account, or other Collateral to satisfaction of the Obligations in any order of preference which the Bank, in its sole discretion, chooses. The excess, if any, shall be returned to the Pledgor. The Borrower and Pledgor, if different (who is also a Guarantor hereunder), and any other Guarantor shall remain liable to the Bank for any deficiency remaining, with interest thereon at the rates applicable to such Obligations.

ARTICLE X

FUNDS TRANSFERS

Section 10.1 Transfers to Accounts. The Bank may transfer funds from specified Borrower account(s) with the Bank to any other specified Borrower account(s) or to any account(s) of a third party, whether such account(s) are with the Bank or other bank(s); provided the request received by the Bank is in compliance with the conditions set forth in this Article and Schedule 2, and the Bank’s or other banks’ terms and conditions applicable to such accounts and transfers. The Bank, in its sole discretion, may require additional verification of any transfer requests from the Borrower. The Borrower agrees upon request to provide additional verification and transaction information requested by the Bank.

Section 10.2 Codes. The Bank may assign a code number or password for identification or for repetitive transfer requests. If a code number or password is assigned, the Borrower agrees to keep such codes strictly confidential and use the code in conveying transfer instructions to the Bank. Any codes or passwords assigned may be changed from time to time at the request of either party. The Borrower shall be solely responsible for any use or disclosure of such codes or passwords, and their safekeeping, to avoid theft or misuse, and shall notify Bank promptly of any loss, theft or misuse of any codes or pass words.

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Section 10.3 Electronic Recordation. The Bank is authorized to record telephone conversations between the Bank and the Borrower. The decision to record a call is totally in the Bank’s discretion.

Section 10.4 Notification. The Bank will mail or otherwise make available to the Borrower notification of a transfer and a periodic Line of Credit statement. The Borrower will promptly send Bank written notice in the manner specified in Section 11.4 of any discrepancies between the Borrower’s records and the notification mailed by the Bank concerning a transfer. In no event will the Bank be liable if any such written notice is sent later than fourteen (14) days after the day the Bank first mailed or otherwise made the notification of the transfer available to the Borrower.

Section 10.5 Notice of Termination. The Borrower will send any notice of termination of the authorization contained in this Article to the Bank, attention Securities Based Lending Department, at the address referenced in Section 11.4. The Bank will have a reasonable time in which to act on the notice. Any such notice must be in writing.

Section 10.6 Procedures: Non-Disclosure. All requests by the Borrower for transfers will conform to the procedures that the Bank from time to time prescribes. The Bank may change these procedures upon notice to the Borrower. The Borrower agrees that it will prevent the disclosure outside of its organization, except on a “need to know” basis, of any of the Bank’s procedures relating to transfer of funds, and subject to a written confidentiality agreement. If the confidentiality of the procedures is compromised, the Borrower will notify the Bank immediately. As between the Bank and the Borrower, the Borrower shall be solely responsible for any breaches or threatened breaches of this Section 10.6 and shall indemnify and hold harmless the Bank from all losses from such breach.

Section 10.7 Limitation of Liability; Force Majeure. The Bank’s duties and responsibilities with respect to funds transfers are limited to those described in this Article and in Bank’s applicable account agreements, rules, regulations and disclosures. The Bank will use reasonable care in performing under this Article and will be responsible for any loss sustained by the Borrower only to the extent such loss is caused by the Bank’s gross negligence or willful misconduct as determined by a final, non-appealable decision by a court of competent jurisdiction; however in such case, liability will extend only to the resulting direct loss, and not to any consequential or special loss or damages. The Bank will not be responsible for liability, loss, or damage resulting from any delay in the performance of or failure to perform responsibilities under this Article if the delay is caused by an act of God, riot, civil disturbance, war, armed conflict, fire, hurricane, flood or other disaster; pandemic or epidemic; electrical, computer or communications failure or similar event; acts or delay or failure to act by any carrier and/or agent operating between the Bank and the Borrower, or by recipients or transferred funds and their personnel; or, without limiting the generality of the foregoing, any other cause beyond the Bank’s control.

Section 10.8 Indemnification.

(a)       The Borrower will indemnify and hold harmless the Bank, its parent, subsidiaries, and affiliates, and each of their officers, directors, employees, and agents, against and from any and all claims, liabilities, expenses (including reasonable attorneys’ fees and charges), loss, or damage arising out of the Bank acting upon transfer requests made by the Borrower, absent the Bank’s gross negligence or willful misconduct.

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(b)       The indemnification and limitation of liability provisions of this Article will survive the payment of the Obligations under this Agreement and the termination of the Line of Credit, and shall be secured by all Collateral that secures the Obligations under this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Set-off. Each Loan Party hereby grants to the Bank, to secure all Obligations, a continuing lien upon and security interest in any and all monies, securities, accounts and other property of the Loan Party, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank or the Securities Intermediary from or for such Loan Party, and also upon any and all deposits (general or special) and credits of the Loan Party, if any, at the Bank or the Securities Intermediary, at any time existing. In the event of the making of a demand by Bank for payment of all Obligations under this Agreement, the Bank and/or the Securities Intermediary is hereby authorized at any time thereafter and from time to time, without notice to any Loan Party, to set off, appropriate, and apply any or all items hereinabove referred to against all Obligations, whether hereunder, or otherwise, whether now existing or hereafter arising. The Bank and the Securities Intermediary shall be deemed to have exercised such right of setoff and to have made a charge against such items immediately upon the making of the demand although the charge may be made or entered on its books subsequent thereto.

Section 11.2 Payment of Expenses; Indemnification; Limitation on Liability of the Bank and the Securities Intermediary.

(a)       Each of the Borrowers and Guarantors, and each other Person that is a Pledgor to the extent of the Collateral pledged by such Pledgor, agrees to pay or reimburse the Bank and the Securities Intermediary for all of their costs and expenses, including all costs of liquidating, selling or disposing of any Collateral, incurred in connection with the administration, supervision, collection or enforcement of, or the preservation of any rights under, this Agreement, all other Credit Documents, or the Obligations evidenced hereby and thereby, including without limitation the reasonable attorneys’ fees and charges for the Bank and the Securities Intermediary. Each of the Loan Parties agrees to promptly pay and reimburse the Bank and the Securities Intermediary for, and indemnify and hold the Bank and the Securities Intermediary harmless against, any liability for any and all documentary stamp taxes, nonrecurring intangible taxes, or other taxes, together with any interest, penalties, or other liabilities in connection therewith, that the Bank or the Securities Intermediary now or hereafter determines are payable with respect to this Agreement, all other Credit Documents, and any other agreement or document related hereto, or the obligations evidenced hereby and thereby.

(b)       Each of the Loan Parties agrees to indemnify and hold harmless the Bank and the Securities Intermediary, their parent, subsidiaries, and affiliates, and each of their officers, directors, employees, and agents (collectively, the “Indemnified Parties”), against any and all claims, actions, liabilities, expenses (including reasonable attorneys’ fees and charges), loss, damage arising out of or relating to this Agreement, except to the extent caused by the Bank’s or the Securities Intermediary’s gross negligence or willful misconduct as determined by a final, non-appealable decision by a court of competent jurisdiction. None of the Indemnified Parties will be liable to any party for any special, incidental, indirect, consequential, punitive, or similar losses or damages arising out of any act or omission by the Bank or the Securities Intermediary with respect to this Agreement or any Advance or Pledged Account, whether or not the likelihood of such losses or damages was known by any party at any time, and whether such losses or damages arise from tort, contract, or otherwise.

(c)       Neither the Bank nor the Securities Intermediary will be liable for any damage, cost, loss, liability, or delay caused by accident, strike, fire, flood, war, riot, terrorist act, equipment breakdown, electrical or mechanical failure, act of nature, any cause which is attributable to a third party, or any other cause or event that was beyond the Bank’s or the Securities Intermediary’s reasonable control.

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Section 11.3 Further Assurances. Upon request of the Bank and the Securities Intermediary, each Loan Party, at its cost and expense, will duly execute and deliver or cause to be duly executed and delivered to the Bank and the Securities Intermediary, as applicable, such further documents, instruments and agreements and do and cause to be done such further acts as may be reasonably requested by the Bank or the Securities Intermediary to carry out more effectively the provisions and purposes of this Agreement.

Section 11.4 Notices. Except as specifically provided otherwise, any notices shall be in writing and, unless otherwise expressly specified herein, the Loan Parties and the Bank agree that all such notices shall be delivered by electronic mail at their respective addresses. For purposes of notice, the address of the parties shall be:

Borrower:	EZFILL HOLDINGS INC
2125 BISCAYNE BLVD
MIAMI, FL, 33137
Authorized Signor:	ARTHUR LEVINE

Authorized Signor:

Bank:	City National Bank of Florida 100 S.E. 2nd Street, 13th Floor Miami, FL 33131

Section 11.5 Amendment; Waivers. Except as specifically provided otherwise, the provisions of this Agreement and any other Credit Document may be amended or modified (except as permitted by the Bank) in a writing executed by the Bank and the Loan Parties. Neither this Agreement nor any other Credit Document can be amended orally. Any of the parties to this Agreement or other Credit Document may waive compliance with any provision of the Credit Document only by a writing executed by the party waiving any right or remedy. Any such waiver will not be a waiver of any other provision of the Credit Document, and will be valid for only the specific purpose and time specified in such writing, and shall not apply to any other facts or events.

Section 11.6 Cessation of Advances; Termination of Line of Credit.

(a)       Any Borrower may request the Bank to cease making Advances under the Line of Credit (including, without limitation, Advances up to the Credit Limit) by sending the Bank a written notice to such effect, without the request, joinder, or consent of, or notice to, any other Borrower or other Loan Party, and the Bank shall have no liability to any Loan Party for complying with such request. Upon the Bank’s acceptance of the request, the Bank shall have no obligation to consider whether to make any additional Advances (including, without limitation, up to the Credit Limit) at the request of any Borrower, but Advances for any unpaid interest may continue to be made, in the Bank’s sole discretion, under Section 3.8 so long as the Line of Credit has not been terminated. The Bank’s acceptance of any request described in this paragraph (b) shall not release or otherwise affect any Loan Party’s Obligations, Bank’s security interest in the Pledged Account and other Collateral or any other right or remedy of the Bank against the Loan Parties. The Bank may in its sole discretion reinstate Advance privileges with the consent in writing of each Borrower (but not necessarily of each other Loan Party), including any Guarantor or Pledgor.

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(b)       Any Borrower may request the Bank to terminate the Line of Credit by sending the Bank a written notice to such effect, without the request, joinder, or consent of, or notice to, any other Borrower or other Loan Party, and the Bank shall have no liability to any Loan Party for complying with such request. Any request for termination of the Line of Credit shall be accompanied by the irrevocable payment in full of all obligations, including payment of principal, interest, and other amounts owing under the Line of Credit.

Section 11.7 Certain Loan Party Representations and Covenants. If there is more than one Loan Party, each of such Loan Parties agrees that:

(a)       Each Loan Party represents and warrants that (i) this Agreement is executed for its own purposes and for good and valuable consideration, the receipt and sufficiency of which are acknowledged; (ii) each Loan Party is fully aware of the other Loan Parties’ financial condition on a continuing basis and confirms the Bank has made no representation to the Loan Party about the other Loan Parties or the other Loan Parties’ creditworthiness; (iii) has reviewed this Agreement with its own legal and tax advisors without any advice from, or reliance on the Bank, or any persons employed by the Bank or any of its Affiliates. Each Loan Party agrees that all Loan Parties’ Obligations hereunder are joint and several.

(b)       Each Loan Party authorizes and directs the Bank, without notice or demand and without changing or reducing the Loan Party’s obligations under this Agreement, including as to the Collateral securing all of the Obligations hereunder, at any time and from time to time: (i) to make one or more additional advances or loans to the Borrower (whether or not the loans are secured by this Agreement), or otherwise to extend additional credit to the Borrower; (ii) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Obligations or any part of the Obligations, including increases and decreases of the rate of interest on the Obligations and extensions of the terms of the Obligations, which extensions may be repeated and may be for longer than the original loan terms; (iii) to take and hold other security for the payment of the Obligations, and exchange, enforce, waive, subordinate and release any Collateral, with or without the substitution of new Collateral; (iv) to release, substitute, agree not to sue, or deal with any one or more of the Borrower’s sureties, endorsers, guarantors, Pledgors or other Loan Party on any terms or in any manner the Bank may choose; (v) to determine how, when and what application of payments and credits shall be made on the Obligations; (vi) to realize on the Collateral, any nonjudicial sale, as the Bank in its discretion may determine; and (vii) to assign or transfer this Agreement in whole or in part.

(c)       Except as prohibited by applicable Law, each Loan Party waives all presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Obligations or of any other nonpayment related to any collateral, or notice of any action or non-action on the part of any other Loan Party, the Bank, the Securities Intermediary, or any surety, endorser, or guarantor in connection with the Obligations or in connection with the creation of new or additional loans or other obligations; (ii) to proceed directly against, or exhaust any Collateral held by the Bank from, any Loan Party, Guarantor, Pledgor or any other Person.

(d)       Each Loan Party agrees that the Obligations under this Agreement, whether now existing or hereafter created, shall be senior to any claim that the Loan Party may now have or hereafter acquire against any other Loan Party, whether or not the other Loan Party becomes insolvent. Each Loan Party hereby expressly subordinates all claims that such Loan Party may have against each other Loan Party, to all Obligations of such Loan Parties to the Bank thereunder. In the event of insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, or otherwise, the assets of each other Loan Party available shall be paid first to the Bank and shall be first applied by the Bank to the Obligations. Each Loan Party hereby transfers, assigns and conveys to the Bank all claims, rights and remedies which it may have or acquire against any other Loan Party or against any of its respective successor(s), including trustees in bankruptcy of the other Loan Party; to provide the Bank full irrevocable payment of the Obligations.

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(e)       Each Loan Party agrees, and the Bank is hereby granted an irrevocable limited power of attorney, coupled with an interest, from time to time to file financing statements and continuation statements and to execute all documents, instruments and agreements and to take such other actions as the Bank deems necessary or appropriate to perfect, preserve, defend and enforce the rights and interest with respect to any Collateral, and to effect the subordination provided in Section 11.6(d).

Section 11.8 Governing Law. This Agreement and the other Credit Documents shall be governed by and construed, and all rights and obligations of the parties hereto shall be determined in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws.

Section 11.9 Personal Jurisdiction; Venue; Service of Process. For the purposes of any legal action or proceeding brought by the Bank or the Securities Intermediary with respect to this Agreement, any other Credit Document, or any other agreement or document related hereto, each Loan Party hereby irrevocably consents to and confers personal jurisdiction in the courts of competent jurisdiction in Miami- Dade County Florida expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on the Loan Party by mailing a copy of the summons and complaint by registered or certified mail to the address specified hereunder for notices to the Loan Party. Nothing contained herein shall, however, prevent the Bank or any Securities Intermediary from bringing any action or exercising any rights within any other jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

Section 11.10 Severability. In case any one or more of the provisions contained in this Agreement or any other Credit Document shall be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality and enforceability thereof shall not in any way be affected or impaired thereby. To the fullest extent permitted by applicable law, each Loan Party hereby waives any law that renders any such provision invalid, illegal, or unenforceable in any respect.

Section 11.11 No Effect of Course of Conduct. No action or course of conduct which the Bank, the Securities Intermediary, or any other party, with or without the consent of the Bank or the Securities Intermediary, may take or refrain from taking with respect to the Line of Credit, any Obligations, any collateral therefor or guaranties thereof, or any agreement or waiver in connection therewith, shall affect or modify this Agreement, the rights and remedies of the Bank, or any other Credit Document, or the Obligations of the Loan Parties hereunder or thereunder.

Section 11.12 No Waiver. No delay, failure, or omission on the part of the Bank or the Securities Intermediary in exercising any right, remedy, power, or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power, or privilege, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or exercise any other right, remedy, power, or privilege.

Section 11.13 Entire Agreement. This Agreement and the other Credit Documents, together with all documents, instruments or agreements referred to herein and therein, constitute the entire agreement and understanding between the Loan Parties and the Bank.

Section 11.14 Obligations Absolute. All payments by the Borrower or any Pledgor or Guarantor of principal, interest, fees, charges, expenses or other amounts hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment, or setoff, whether arising in respect of the Bank, the Securities Intermediary, their Affiliates, or otherwise.

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Section 11.15 Cumulative Remedies; Provisions; Securities Intermediary as Third Party Beneficiary. The rights and remedies of the Bank and the Securities Intermediary under this Agreement and any other Credit Document are cumulative and not exclusive of any rights or remedies which either of them would otherwise have at law or in equity, and may be pursued singularly, successively, or concurrently, and may be exercised any number of times.

Section 11.16 Headings. The headings preceding the text of sections of this Agreement and any other Credit Document have been included solely for convenience of reference and shall not affect the meaning, interpretation, or effect of this Agreement.

Section 11.17 Counterparts; Electronic Signatures. (a) The Application, this Agreement, and all other Credit Documents may be executed in multiple counterparts, including counterparts executed on paper and counterparts executed as electronic records, each of which shall be deemed an original, and all such separate counterparts taken together (whether executed on paper or as an electronic record) shall constitute one and the same instrument. Counterparts may be executed and delivered by facsimile, electronic mail (including pdf or other electronic means agreed to by the Loan Parties and Bank or other agreed-upon transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The Loan Parties and the Bank intend and agree that any electronic signatures and electronic delivery shall be as effective and binding as manually signed originals and physical delivery as to all Credit Documents and any other documents, instruments and agreements referenced herein. Without in any way limiting any other indemnification obligations of the Loan Parties under the Application, this Agreement or any other Credit Document, each of the Loan Parties hereby indemnifies and holds harmless the Bank for any claims, actions, costs, losses or expenses incurred by the Bank in connection with the Bank’s reliance on any signatures executed as an electronic record or otherwise delivered electronically to the Bank.

(b)       The Bank may rely and act on any telephonic, email or electronic directions it reasonably believes are from an authorized Loan Party.

Section 11.18 Successors and Assigns. This Agreement and any other Credit Document shall be binding upon and inure to the benefit of the Bank, and its successors and assigns, and shall be binding upon the Loan Parties and their respective heirs, legal representatives, successors, and assigns; provided, however, that no rights or obligations of any Loan Party hereunder shall be assigned or delegated without the prior written consent of the Bank, and no attempted assignment or delegation of obligations by a Loan Party shall relieve the assigning or delegating Loan Party from its Obligations hereunder. In the event of any assignment by the Bank of this Agreement or the Credit Documents, the Bank shall, as between the Borrower and Bank, have no further obligations to make any further Advances under the Line of Credit.

Section 11.19 Use of Singular and Plural; etc. Herein, and for purposes of all other Credit Documents, the singular includes the plural, and vice versa, and any gender shall include all other genders. If more than one party constitutes the Borrower, Pledgor or Guarantor, their obligations hereunder shall be joint and several (regardless of any change in business relations, divorce, legal separation, or other legal proceedings or in any agreement that may affect liabilities between such Persons) and the term “Borrower,” “Pledgor” and “Guarantor” shall mean all such parties and any one or more of them. The terms “including,” “include” and derivations thereof shall be deemed followed by “without limitation.”

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Section 11.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, THE LINE OF CREDIT, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR THE LINE OF CREDIT, OR ARISING OUT OF, UNDER, OR IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK AND THE SECURITIES INTERMEDIARY TO ENTER INTO THE TRANSACTIONS EVIDENCED HEREBY.

Section 11.21 Alternative Dispute Resolution. The Loan Parties agree that with respect to disputes arising between any of the Loan Parties and the Securities Intermediary and/or the Securities Intermediary’s Affiliates, and/or any Additional Securities Intermediary, this Agreement shall not be deemed to amend or modify any dispute resolution alternative provided for or available pursuant to the account documentation or other governing document between such Loan Party and the Securities Intermediary and/or the Securities Intermediary ‘s Affiliates and/or such Additional Securities Intermediary, including without limitation, the arbitration requirement set forth in the Account Information and Client Agreement with the Securities Intermediary and/or any of the Securities Intermediary’s Affiliates. The term ‘Additional Securities Intermediary” shall mean any other Affiliate of the Securities Intermediary that is a “securities intermediary„“ custodian, and/or trustee in respect of any Pledged- Account pledged hereunder and that has executed this Agreement, the Application, any control agreement, or any amendment, modification, or supplement hereto.

Section 11.22 Survival. Upon and following a Termination Date, Articles I, II, VII, IX and XI shall survive and remain in full force and effect.

Section 11.23 NO LEGAL OR TAX ADVICE. THE BANK, THE SECURITIES INTERMEDIARY AND THE FINANCIAL ADVISOR DO NOT PROVIDE LEGAL OR TAX ADVICE AND NOTHING HEREIN SHALL BE CONSTRUED AS PROVIDING LEGAL OR TAX ADVICE OR ANY ADVICE AS TO THE ADVISABILITY OF ENTERING INTO THE LINE OF CREDIT ARRANGEMENTS AND THE CREDIT DOCUMENTS INCLUDING THIS AGREEMENT.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Credit Agreement or caused this Credit Agreement to be duly executed by their respective authorized officers as of the date first above written.

Authorized Signor

By:	/s/ Arthur Levine
Name:	Arthur Levine

Chief Financial Officer

12/10/21

Authorized Signor

By:
Name:
[Title:]

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BANK

City National Bank of Florida

By:	/s/ Marta Blazquez
Name:	Marta Blazquez
12/10/21

SECURITIES INTERMEDIARY

[Insert Securities Intermediary name]

By:
Name:
Title:

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SCHEDULE 2 TO SECURITIES-BASED LINE OF CREDIT, PROMISSORY NOTE, SECURITY, PLEDGE AND GUARANTY AGREEMENT

Methods of Obtaining Advances

●	Telephone Request. Requesting an Advance under the Line of Credit to be applied to Borrower’s designated account by telephone. Borrower acknowledges and agrees that Bank does not incur responsibility for the authenticity of telephone instructions and that Bank will not be liable for any loss, expense, or cost arising out of any telephone request, including any fraudulent or unauthorized telephone request, when acting upon such instructions believed by Bank to be genuine.

●	Requests by Mail, Facsimile or E-mail. Requesting an Advance under the Line of Credit by mail, facsimile or e-mail, including any applicable wiring instructions, in accordance with Section 11.4 of the Agreement.

●	Requests in Person. Requesting an Advance under the Line of Credit in person at any of our authorized locations.

●	No Conflicting Instructions. If there is more than one Borrower authorized to request advances under the Line of Credit, each Borrower agrees not to give Bank conflicting instructions, such as one Borrower instructing Bank not to honor a request for advance made by another Borrower.

●	Requests by Borrower’s Financial Advisor and/or Securities Intermediary. In accordance with the below “Financial Advisor and Securities Intermediary” provision, Bank may make Line of Credit advances based upon requests that Bank receives from time to time from Borrower’s Financial Advisor or Securities Intermediary.

FINANCIAL ADVISOR AND CUSTODIAN. BY CHECKING THE BOXES BELOW, BORROWER AGREES THAT, UNTIL WE RECEIVE WRITTEN NOTICE FROM BORROWER RESCINDING SUCH AUTHORIZATION:

■	BANK IS AUTHORIZED AND MAY CHOOSE TO ACCEPT WRITTEN OR ORAL INSTRUCTIONS THAT BANK RECEIVES FROM BORROWER’S FINANCIAL ADVISOR AND/OR SECURITIES INTERMEDIARY WITH REGARD TO ALL ASPECTS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO (I) AUTHORIZATION TO ACT UPON REQUESTS FOR LINE OF CREDIT ADVANCES THAT BANK RECEIVES FROM BORROWER’S FINANCIAL ADVISOR OR SECURITIES INTERMEDIARY, (II) AUTHORIZATION TO COMPLETE BANKS WIRE CONFIRMATION CALL- BACK PROCESS THROUGH THE FINANCIAL ADVISOR OR SECURITIES INTERMEDIARY (IN LIEU OF CONTACTING BORROWER TO CONFIRM; SEE BELOW FOR ADDITIONAL DETAIL), AND (III) AUTHORIZATION TO TERMINATE THE LINE OF CREDIT BASED UPON REQUESTS BANK RECEIVES FROM TIME TO TIME FROM THE FINANCIAL ADVISOR OR SECURITIES INTERMEDIARY.

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■	BANK MAY SEND THE FINANCIAL ADVISOR AND/OR SECURITIES INTERMEDIARY SUCH INFORMATION RELATING TO THE LINE OF CREDIT AND LINE OF CREDIT ADVANCES, INCLUDING RELATED DOCUMENTS, AS MAY BE REQUESTED FROM TIME TO TIME BY THE FINANCIAL ADVISOR OR SECURITIES INTERMEDIARY.

■	BORROWER HEREBY AUTHORIZES THE FINANCIAL ADVISOR AND SECURITIES INTERMEDIARY TO ELECTRONICALLY ACCESS BORROWER’S LINE OF CREDIT ACCOUNT INFORMATION, AND BORROWER HEREBY AUTHORIZES BANK TO GRANT ACCESS TO THE FINANCIAL ADVISOR AND SECURITIES INTERMEDIARY FOR THIS PURPOSE; SPECIFICALLY BORROWER AUTHORIZES THE FINANCIAL ADVISOR AND SECURITIES INTERMEDIARY TO (I) ACCESS ANY AND ALL OF BORROWER’S INFORMATION REGARDING BORROWER’S ACCOUNTS AT BANK, (II) COPY, REPRODUCE OR DOWNLOAD BORROWER’S ACCOUNT INFORMATION TO ITS COMPUTER SYSTEMS; AND (III) INCLUDE BORROWER’S ACCOUNT INFORMATION IN STATEMENTS, REPORTS AND OTHER MATERIALS IT PREPARES FOR BORROWER.

RESCISSION NOTICES ARE TO BE SENT TO: CITY NATIONAL BANK OF FLORIDA 100 S.E. 2ND STREET, 13TH FLOOR, MIAMI, FL 33131, ADDRESS, ATTN: [LOAN OPERATIONS.]

NOTICE: it is Bank’s policy that certain requests for Line of Credit advances that are to be made by wire are to be confirmed by Bank through a telephonic call-back process initiated by Bank to Borrower or the Financial Advisor before Bank initiates the wire. First, Borrower acknowledges and agrees that Bank may withhold any such wire transmittal until Bank completes its confirmation. Second, telephone conversations for such call-back confirmations may be recorded. Borrower recognizes that all parties to this Agreement are afforded protection by the call-back confirmation process and the use of recording devices for such confirmations, and as such, Borrower acknowledges, authorizes and consents to the recording of such conversations by means of electronic telephone recording equipment. Borrower understands that Bank or any of its Affiliates may, in their sole and absolute discretion, record conversations in connection with this Agreement without further notice or disclosure, without the use of an automatic tone warning device, and without assuming responsibility to make or retain such recordings. It is further agreed that such recordings may be used as evidence by Bank or any of its Affiliates in any disputes between Bank or any of its Affiliates and Loan Parties in connection with this Agreement, subject to proper authentication

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